    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1996


                                                      REGISTRATION NO. 333-12879

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO



                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       AMERICAN SHARED HOSPITAL SERVICES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    CALIFORNIA                                         94-2918118
           (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4155
                                 (415) 788-5300
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             ERNEST A. BATES, M.D.

               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       AMERICAN SHARED HOSPITAL SERVICES
                      FOUR EMBARCADERO CENTER, SUITE 3620
                      SAN FRANCISCO, CALIFORNIA 94111-4155
                                 (415) 788-5300
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                              DANIEL G. KELLY, JR.
                                SIDLEY & AUSTIN
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                       AMERICAN SHARED HOSPITAL SERVICES
                            ------------------------

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

                                                    LOCATION IN REGISTRATION STATEMENT OR
FORM S-3 ITEM NUMBER AND CAPTION                    PROSPECTUS
-------------------------------------------------   ------------------------------------------
1.     Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus....   Facing Page; Cross-Reference Sheet;
                                                    Outside Front Cover Page of Prospectus
                                                    Inside Front Cover Page and Outside Back
2.     Inside Front and Outside Back Cover Pages
       of Prospectus.............................   Cover Page of Prospectus; Available
                                                    Information
3.     Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges........   Risk Factors
4.     Use of Proceeds...........................   Use of Proceeds
5.     Determination of Offering Price...........   Determination of Offering Price
6.     Dilution..................................   *
7.     Selling Security Holders..................   Selling Securityholders
8.     Plan of Distribution......................   Plan of Distribution
9.     Description of Securities to be
       Registered................................   Description of Common Shares
10.    Interests of Named Experts and Counsel....   Legal Matters; Experts
11.    Material Changes..........................   The Company; Financial Restructuring;
                                                    Capitalization
12.    Incorporation of Certain Information by
       Reference.................................   Available Information
13.    Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................   *

------------------

* Not applicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION, OCTOBER 16, 1996


PROSPECTUS

                            2,679,047 COMMON SHARES

                       AMERICAN SHARED HOSPITAL SERVICES

     The shares of common stock, no par value ("Common Shares"), of American Shared Hospital Services, a California corporation ("ASHS" and together with its subsidiaries, the "Company"), covered by this Prospectus may be sold from time to time by the securityholders specified in this Prospectus (the "Selling Securityholders"). See "Selling Securityholders."

     The Common Shares are listed on the American Stock Exchange ("the AMEX") under the trading symbol "AMS." The Common Shares are also listed on The Pacific Stock Exchange ("The PSE"). Each such exchange has commenced a review procedure to determine whether the Common Shares will remain listed. See "Risk
Factors -- Possible Delisting of Common Shares and Loss of Active Trading Market." On September 23, 1996, the last reported sale price of the Common Shares on the AMEX was $1.375 per share.

     The Company will not receive any of the proceeds from the sale of the Common Shares being offered by the Selling Securityholders. The Selling Securityholders may, from time to time, sell the Common Shares at market prices prevailing on the AMEX or The PSE, respectively, at the time of sale or sell the Common Shares under certain other terms. See "Plan of Distribution."

                            ------------------------

THE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
 FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN
   CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
         ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
           CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THE PROSPECTUS IS OCTOBER   , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10007 and Northwestern Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Shares are listed on the American Stock Exchange and The Pacific Stock Exchange, and such reports, proxy statements, and other information concerning the Company can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and at the offices of The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104. Statements contained in this Prospectus as to the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Additional information regarding the Company and the Common Shares offered hereby is contained in the Registration Statement on Form S-3 and the exhibits (the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K");

          (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996; and

          (3) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A (Registration No. 1-8789), which was declared effective by the Commission on October 23, 1984.

     All documents filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon oral or written request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone inquiries should be directed to American Shared Hospital Services, Four Embarcadero Center, Suite 3620, San Francisco, California 94111, Attention:
Richard Magary (telephone: (415) 788-5300).

                                  RISK FACTORS

     The following specific factors should be considered carefully by prospective investors in evaluating the Company, its business and an investment in the Common Shares.

DEFAULTS, POTENTIAL BANKRUPTCY AND RESTRUCTURING

     As a result of a serious cash shortage during the second half of 1992, the Company failed to make the required semi-annual interest payments under its 14 3/4% Subordinated Notes due 1996 (the "14 3/4% Notes") and Senior Subordinated Exchangeable Reset Notes due 1996 (the "16 1/2% Notes" and collectively with the 14 3/4% Notes, the "Subordinated Notes") that were due beginning on October 15, 1992. In addition, the Company suspended lease payments on a significant portion of its equipment leases beginning on December 1, 1992. The non-payment of interest and the suspension of lease payments caused defaults under the Company's Subordinated Notes and equipment leases and gave the holders of such obligations as well as the lender under the Company's senior secured working capital facility the right to declare all amounts immediately due and payable and to reclaim substantially all of the Company's diagnostic imaging equipment and other assets. The Company stated that if any of such creditors or lessors had exercised their rights, the Company would have been forced to seek a liquidation under Chapter 7 or a reorganization under Chapter 11 of the United States Bankruptcy Code.

     Following lengthy negotiations, the Company restructured its debt and most of its lease obligations (the "Restructuring"). The restructuring had the effect of curing all defaults under the Subordinated Notes and the equipment leases. The Company nevertheless remains highly leveraged and has substantial fixed payment obligations. If defaults occur in the future, the Company's creditors and lessors would have the ability to accelerate the Company's obligations and seize substantially all of its medical imaging equipment and other assets. There can be no assurance that the Company will be able to avoid such defaults in the future.

RECENT LOSSES; FINANCIAL CONDITION OF THE COMPANY

     The Company has reported significant operating losses in each of the last three fiscal years. The net loss of the Company (before extraordinary items) was $15,644,000, $5,537,000, and $12,459,000 for the years ended December 31, 1993,
1994 and 1995, respectively. The Company had a net capital deficiency of $11,024,000 at June 30, 1996. The Company reported net income of $7,344,000 and a corresponding reduction of its net capital deficiency in 1995 due to an extraordinary gain of $19,803,000 from the early extinguishment of debt at a discount. Unless the Company is able to increase its revenues and/or increase its operating margins through a reduction in its cost of operations, it will be unable to achieve profitability. There can be no assurance that the Company will be profitable in the future.

HIGH DEBT LEVEL

     Even following the Restructuring, in which the Company was able to repurchase at a significant discount and retire $17,694,000 principal amount of Subordinated Notes, the Company remains highly leveraged. At August 31, 1996, the Company had approximately $13,500,000 of long-term debt, $360,000 of Subordinated Notes and approximately $23,700,000 of obligations under capital leases. Scheduled payments of principal and interest under debt obligations and capital leases are approximately $6,600,000 during the last six months of 1996. In addition, scheduled payments under operating leases and related maintenance and service agreements are approximately $1,300,000 during the last six months of 1996. The Company must increase its revenues and reduce its cost structure and debt payment schedules in order to meet its obligations as they become due. There can be no assurance that the Company will be able to meet its scheduled obligations as they become due in the last two quarters of 1996. Further, the high debt level may adversely affect the Company's ability to offer technologically advanced equipment in the future to customers, which may adversely affect the Company's ability to secure or retain profitable contracts.

LIMITED ACCESS TO CAPITAL AND FINANCING

     The Company is severely limited by covenants in its credit agreements from incurring additional indebtedness without the consent of its lenders. In addition, the Company has pledged substantially all of its liquid assets and substantially all of its tangible personal property and real property to secure its existing debt. As a result, the Company has very little financial flexibility to address unforeseen cash needs, to fund future growth or to finance necessary equipment purchases and upgrades.

POTENTIAL INABILITY TO REPAY MATURING INDEBTEDNESS


     A substantial portion of the Company's funded debt will mature in the near future. During the last four months of 1996 and 1997, approximately $3,100,000 and $9,400,000 plus the then outstanding balance (currently approximately $3,603,000 at September 15, 1996) of the Company's revolving credit facility will become due. The Company does not expect to have sufficient cash resources to pay all of these obligations at maturity. Accordingly, the Company will be required to seek new financing to meet its maturing obligations. There can be no assurance that such financing will be available or that the terms of any such financing will be acceptable to the Company.


TREND OF DECREASING REVENUES

     The Company's revenues decreased during each of the last three fiscal years. For the three years ended December 31, 1993, 1994 and 1995, revenues were $39,485,000, $38,545,000 and $34,077,000, respectively. This decrease in revenues is a result of the sale by the Company of various revenue-producing assets, reduced demand for certain of the Company's imaging services and severe competition which have led to reduced pricing for the Company's services. This trend resulted in significant operating losses and, during the period from late 1992 until May 1995, the Company failed to meet certain of its fixed obligations. The Company must increase its revenues or decrease its expenses in order to remain viable. There can be no assurance that the Company will be able to increase its revenues or decrease its expenses sufficiently to cover its fixed obligations.

POSSIBLE DELISTING OF COMMON STOCK AND LOSS OF ACTIVE TRADING MARKET

     The Common Stock is currently traded on the American Stock Exchange ("the AMEX") and The Pacific Stock Exchange ("The PSE"). The announcement by the Company of the terms of a restructuring in early April 1994 was followed by a significant decline in the market price of the Common Stock. The Company's losses and net capital deficiency have caused the Company to no longer satisfy the minimum criteria with respect to net income and net worth for continued listing published by the AMEX. The per share trading price of the Common Stock is also below the minimum criteria for continued listing on such exchange. The closing per share price was $1.375 on September 23, 1996. The Company has been advised that its net capital deficiency is inconsistent with the criteria applied by The PSE for continued listing on such exchange. The AMEX and The PSE are currently reviewing the Company's financial condition following the restructuring in order to determine whether the Common Stock will continue to be listed on such exchanges. Accordingly, no assurances can be given that a holder of Common Shares will be able to sell Common Shares in the future on a national or regional securities exchange, or that there will be an active trading market for the Common Shares or as to the price at which the Common Shares might trade.

INABILITY OF COMPANY TO PAY DIVIDENDS

     The Company is prohibited by its credit agreements from paying dividends on the Common Shares and does not anticipate being in a position to pay dividends for the foreseeable future.

INABILITY OF NON-AFFILIATES TO SELL COMMON STOCK


     At October 6, 1996 there were 4,769,384 shares of Common Stock outstanding and an additional 2,185,700 shares of Common Stock issuable under immediately exercisable warrants and options. Approximately 2,298,659 of these shares and an additional 2,102,793 shares underlying immediately exercisable options or warrants that are owned by "affiliates" would normally be subject to limitations on resale; however, all of such shares, options and warrants are currently eligible for sale pursuant to effective registration statements. The trading market for the Common Stock is thin. The average weekly trading volume of the Common Stock on the AMEX since May 1, 1995 is approximately 5000 shares. Accordingly, non-"affiliate" holders may find it extremely difficult to sell their Common Shares, and the price thereof may be depressed for an indefinite period by the number of "affiliate" shares available for resale pursuant to effective registration statements.

CONTROL BY MAJOR SHAREHOLDERS; POTENTIAL CONFLICT OF SHAREHOLDER INTERESTS


     As of October 6, 1996, Ernest A. Bates, M.D., the Company's Chairman and Chief Executive Officer, owned (directly or through immediately exercisable options) 2,485,500 shares of Common Shares, which represents approximately 35.7% of the Company's outstanding Common Shares and Common Shares exercisable pursuant to immediately exercisable options. In addition, as a result of securities issued to them pursuant to the Restructuring, certain securityholders of the Company (the "Restructuring Holders") own directly or through immediately exercisable warrants 1,732,000 shares of Common Stock, representing approximately 24.9% of the outstanding Common Shares and Common Shares exercisable pursuant to immediately exercisable options. Dr. Bates and certain of the Restructuring Holders acting together will have the power to determine the outcome of a shareholder vote with respect to any fundamental corporate transaction, including mergers and the sale of all or substantially all of the Company's assets. This could have the effect of blocking transactions that a majority of the other shareholders would otherwise find attractive, or conversely, permitting Dr. Bates and the Restructuring Holders to adopt transactions that a majority of the other shareholders vote to reject. Accordingly, owners of Common Shares other than Dr. Bates and the Restructuring Holders should recognize that their interests may conflict and, as a result of the size of their shareholdings, Dr. Bates and such Restructuring Holders will be able effectively to determine the course of action to be taken by the Company.


DEPENDENCE ON KEY PERSONNEL

     The Company's operations and business are dependent to a significant extent upon the continued active participation of its founder, Chairman of the Board and Chief Executive Officer, Ernest A. Bates, M.D. In the past, Dr. Bates has personally guaranteed various financial obligations of the Company, which has enabled the Company to obtain credit. Certain of the Company's lenders have also sought to insure the continued involvement of Dr. Bates by requiring his personal guarantee of a significant amount of the Company's debt. Should Dr. Bates become unavailable to the Company for any reason, it could have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

INABILITY OF COMPANY TO ACQUIRE ADVANCED TECHNOLOGY

     Diagnostic imaging technology is subject to continuous development and change. New technological breakthroughs may require the Company to acquire new or technologically improved products to service its customers. There can be no assurance that the Company's financial resources will enable it to make the investment necessary to acquire such products. The failure to acquire or use new technology and products could have a material adverse effect on the Company's business and results of operations.

EXPANSION OF REIMBURSEMENT PROGRAMS

     Customers to which the Company provides services generally receive payment for patient care from governmental and private insurer reimbursement programs. As a result, a significant adverse change in such reimbursement policies might have a material adverse effect on the Company's business and results of operations. As a result of federal cost-containment legislation currently in effect, hospital in-patients covered by federally funded reimbursement programs are classified into diagnostic related groups ("DRG") in accordance with the patient's diagnosis, necessary medical procedures and other factors. Patient reimbursement is limited to a predetermined amount for each DRG. Because the reimbursement payment is predetermined, it does not necessarily cover the cost of all medical services actually provided. Currently the

DRG system is not applicable to out-patient services, and consequently many health care providers have an incentive to treat patients on an out-patient basis. If the DRG program is at some future date expanded to include out-patient reimbursement, such change could have a material adverse effect on the Company's business and results of operations.

RISK OF ADVERSE HEALTHCARE REFORM LEGISLATION

     In addition to extensive existing government healthcare regulation, there are numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services, including a number of proposals that would significantly limit reimbursement under Medicare and Medicaid. It is not clear at this time what proposals, if any, will be adopted or, if adopted, what effect such proposals would have on the Company's business. Aspects of certain of these healthcare proposals, such as cutbacks in the Medicare and Medicaid programs, containment of healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers, and permitting greater state flexibility in the administration of Medicaid, could adversely affect the Company. There can be no assurance that any currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on the Company.

BURDEN AND COST OF GOVERNMENT REGULATION

     Many aspects of the medical industry in the United States are subject to a high degree of governmental regulation. Generally, failure to comply with any such regulations may result in denial of the right to conduct business and significant fines. For example, legislation in various jurisdictions requires that health facilities obtain a Certificate of Need ("CON") prior to making expenditures in excess of specified amounts. The CON procedure can be expensive and time consuming, and consequently a health care facility may elect to use the Company's services rather than purchase equipment subject to CON requirements. CON requirements vary from state to state as they apply to the operations of both the Company and its customers. In some jurisdictions the Company is required to comply with CON procedures before operating its services and in other jurisdictions customers must comply with CON procedures before using the Company's services. An increase in the complexity or substantive requirements of such federal, state and local laws and regulations could adversely affect the Company's business.

COMPETITION

     The Company faces severe competition from other providers of diagnostic imaging services, some of which have greater financial resources than the Company, and from equipment manufacturers, hospitals, imaging centers and physician groups owning in-house diagnostic units. Significant competitive factors in the diagnostic services market include equipment price and availability, performance quality, ability to upgrade equipment performance and software, service and reliability. The Company's financial problems have adversely affected its ability to obtain and retain certain profitable customer contracts, and its high debt burden may adversely affect its ability to offer technologically advanced equipment in the future. There can be no assurance that the Company will be able to retain its competitive position in the medical imaging industry.

                                  THE COMPANY

     The Company provides shared diagnostic imaging services and radiotherapy services to approximately 220 hospitals, medical centers and medical offices located in 22 states. The four principal diagnostic imaging services provided by the Company are Magnetic Resonance Imaging (MRI), Computed Axial Tomography Scanning (CT), Ultrasound and Nuclear Medicine. Radiotherapy services are performed by the Company through a subsidiary which provides Gamma Knives to two major university medical centers.

     ASHS's address is Four Embarcadero Center, Suite 3620, San Francisco, California 94111 and its telephone number is (415) 788-5300.

                            FINANCIAL RESTRUCTURING

NOTES REPURCHASE AND LEASE RESTRUCTURING

     Beginning in 1992, the Company experienced substantial declines in revenues from its businesses. The revenue declines, which were caused by increased competition and reduced acceptance of the services offered by the Company, combined with high fixed payment obligations under existing leases and the Subordinated Notes, led to a serious cash shortage in the second half of 1992. During this period the Company concluded that revenues from its operating activities would be insufficient to meet its fixed obligations and determined that these obligations would have to be restructured.

     The Company failed to make the required semi-annual payments due under the Subordinated Notes beginning on October 15, 1992. In addition, the Company suspended lease payments on a significant portion of its leases beginning on December 1, 1992. As a result of these actions, both the Subordinated Notes and the equipment leases relating to substantially all of the Company's medical imaging equipment were in default. This gave the holders of such obligations, as well as the lender under the Company's secured working capital facility, the right to declare all amounts immediately due and payable and, in the case of the leases, reclaim substantially all of the Company's medical imaging equipment. The Company stated that any such action by the holders would have forced the Company to seek a liquidation under Chapter 7 or a reorganization under Chapter 11 of the United States Bankruptcy Code.

     On May 17, 1995, the Company repurchased (the "Notes Repurchase") $17,694,000 principal amount of Subordinated Notes from certain holders for consideration consisting of $3,893,000 in cash, 819,000 shares of Common Stock and immediately exercisable Warrants to purchase an additional 216,000 shares of Common Stock, at an exercise price of $0.75 per share, representing 20% and 5%, respectively, of the then fully diluted Common Stock.

     The Notes Repurchase was the culmination of a broad restructuring of the Company's capital structure that commenced in mid-1992. As part of the restructuring, the Company was able to amend most of the capital and operating leases covering its medical equipment (the "Lease Restructuring") to reduce monthly payments, eliminate $26,547,000 of indebtedness (including principal and accrued and unpaid interest) through the Notes Repurchase and replace its operating line of credit. On the date of the Notes Repurchase, the Company entered into three new credit facilities totalling $8,000,000 (which were subsequently increased to their current availability of $8,500,000) which provided funds for the Notes Repurchase and working capital, as well as term debt reduction and the refinancing of certain medical equipment. As a result, the Company was able to cure all existing defaults on its debt and equipment leases.

EXCHANGE OFFER


     Despite the Notes Repurchase and the Lease Restructuring, the Company remains highly leveraged and has substantial near-term fixed obligations. See "Risk Factors -- High Debt Level." See "Risk Factors -- Potential Inability to Repay Maturing Indebtedness." In June 1996 the Company offered to exchange (the "Exchange Offer") Common Shares for any and all outstanding Senior Subordinated Notes. The Exchange Offer was completed on August 30, 1996.



     The Exchange Offer resulted in a significant reduction in the outstanding Senior Subordinated Notes. Holders of $413,000 aggregate principal amount of Senior Subordinated Notes elected to exchange them for 286,936 newly issued Common Shares. As a result, the Company's total payment obligation in respect of maturing Senior Subordinated Notes on October 15, 1996 was approximately $389,000, consisting of $360,000 of principal and approximately $29,000 of accrued interest.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at August 31, 1996:

                                                                             AUGUST 31, 1996
                                                                             ---------------
    Current portion of long-term debt......................................   $   7,273,000
    Current portion of obligations under capital leases....................       6,724,000
    Senior Subordinated Notes..............................................         360,000
                                                                               ------------
      Total current obligations............................................      14,357,000
                                                                               ============
    Long-term debt, less current portion...................................       6,253,000
    Obligations under capital leases less current portion..................      16,989,000
                                                                               ------------
      Total long-term obligations..........................................      23,242,000
                                                                               ------------
              Total Obligations............................................      37,599,000
                                                                               ------------
    Stockholder's equity (Net Capital Deficiency):
      Common stock, without par value:
         authorized shares -- 10,000,000, 4,629,000 shares issued and
         outstanding(1)....................................................      11,066,000
      Common stock options issued to officer...............................       2,414,000
      Additional paid-in capital...........................................         930,000
      Accumulated deficit..................................................     (25,061,000)
                                                                               ------------
              Total stockholders' equity (Net Capital Deficiency)..........     (10,651,000)
                                                                               ------------
              TOTAL CAPITALIZATION.........................................   $  26,948,000
                                                                               ============

---------------
(1) Does not include (i) 330,000 Common Shares reserved for issuance upon exercise of options granted under the Company's 1995 Stock Option Plan, (ii) 151,200 Common Shares reserved for issuance for options remaining exercisable under the Company's 1984 Stock Option Plan, (iii) 441,147 Common Shares underlying unexercised Warrants, or (iv) 1,495,000 Common Shares underlying an unexercised option issued to Ernest A. Bates, M.D.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Shares. All of the proceeds will be received by the Selling Securityholders. See "Selling Securityholders."

                        DETERMINATION OF OFFERING PRICE

     The offering price of the Common Shares will be determined by the Selling Securityholders in transactions entered into by them regarding the Common Shares. See "Plan of Distribution."

                            SELLING SECURITYHOLDERS

     This Prospectus relates to the offer and sale by the Selling Securityholders of Common Shares that were acquired by them in private transactions prior to the date of this Prospectus and, in the case of Dr. Bates, Common Shares underlying an immediately exercisable stock option, all as specified in the table below. The Company intends to keep the Registration Statement to which this Prospectus relates continuously effective until all of the Common Shares have been disposed of in accordance with the Registration Statement or Rule 144 under the Securities Act or when the restrictions on transfer by the Selling Securityholders under the Securities Act shall no longer be applicable.

     The Securities offered by this Prospectus are offered for the account of the Selling Securityholders. The following table sets forth, as of September 15, 1996, the names of the Selling Securityholders, their positions with the Company, and the number of Common Shares owned by them and offered pursuant to this Prospectus.

                            SELLING SECURITYHOLDERS


                                                                COMMON              COMMON
                NAME/POSITION WITH COMPANY                   SHARES OWNED       SHARES OFFERED
-----------------------------------------------------------  ------------       --------------
Ernest A. Bates, M.D., ....................................    2,485,500(1)        2,485,500(1)
  Chairman and Chief Executive Officer
Matthew Hills, Director....................................        1,582(2)            1,582(2)
Arthur E. Lyons, M.D. .....................................       12,250(5)           10,000(3)
Gertrude Kaufman...........................................          500(3)              500(3)
Richard Magary, ...........................................       83,300(4)(5)        10,000(3)
  Senior Vice President-Administration
John F. Ruffle, Director...................................       80,711(2)(5)        55,511(2)(5)
Craig K. Tagawa,...........................................      137,600(4)(5)(6)       10,000(3)
  Senior Vice President and Chief Financial Officer
Stanley S. Trotman, Jr., ..................................      102,962(2)(5)       102,962(2)(5)
  Director
Augustus A. White, M.D., ..................................       17,992(2)(4)         2,992(2)
  Director


---------------
(1) Includes 1,495,000 Common Shares underlying an immediately exercisable stock option.

(2) Represents or includes Common Shares issued in lieu of cash Directors' fees.

(3) Represents Common Shares acquired in a private transaction from an "affiliate" of the Company.

(4) Includes Common Shares underlying currently exercisable options issued pursuant to the Company's 1984 Stock Option Plan and/or 1995 Stock Option Plan.

(5) Includes Common Shares acquired in a private transaction from an "affiliate" of the Company.


(6) Includes 10,000 Common Shares beneficially owned by Craig K. Tagawa and Helen H. Tagawa, as joint tenants.



     Because the Selling Securityholders may sell all or a part of their Common Shares, no estimate can be given as to the number of Common Shares to be held by any Selling Securityholder upon termination of the offering. The Common Shares owned by the Selling Securityholders directly or pursuant to immediately exercisable options represent approximately 42.0% of the issued and outstanding Common Shares and Common Shares underlying immediately exercisable options as of October 6, 1996.

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may sell the Common Shares (i) in an underwritten offering or offerings, (ii) through brokers and dealers, (iii) "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares, (iv) in other ways not involving market makers or established trading markets, including direct sales to purchasers and (v) to the extent not prohibited by applicable securities law, in ways other than pursuant to the distribution plan presented in the Prospectus. The Company intends to maintain the effectiveness of the registration statement until all of the Common Shares have been sold, or until the earlier of (x) such time as the Selling Securityholders receive an opinion of counsel that registration is no longer required to effect public distribution of the Common Shares and (y) the first date that all Common Shares shall have been disposed of in accordance with the Registration Statement or Rule 144 under the Securities Act.

     The distribution of Common Shares may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis.

     In connection with any such underwritten offering, underwriters or agents may receive compensation from the Selling Securityholders for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     At any time a particular offer of Common Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the names of the Selling Securityholder(s) offering such Common Shares, the aggregate amount of such Common Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of such Common Shares.

     The Selling Securityholders and any underwriters, dealers or agents that participate in the distribution of Common Shares may be deemed to be underwriters, and any profit on the sale of Common Shares by the Selling Securityholders and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     Under an agreement that may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of Common Shares may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

     The sale of the Common Shares by the Selling Securityholders may also be effected from time to time by Selling Securities directly to purchasers or to or through certain broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the Selling Securityholders or may purchase from the Selling Securityholders all or a portion of the Common Shares as principal and thereafter may resell any Common Shares so purchased. Sales by any such broker-dealer, acting as agent or as principal, may be made pursuant to any of the methods described below. Such sales may be made on the AMEX or The PSE or other exchanges on which the Common Shares are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

     The Common Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus which is part of the Registration Statement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange rules; and (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Securityholders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transaction involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

     No director, officer or agent of the Company is expected to be involved in soliciting offers to purchase the Common Shares offered hereby, and no such person will be compensated by the Company for the sale of any of such Common Shares. Certain officers of the Company may assist such representatives of the Selling Securityholders in such efforts but will not be compensated therefor.

     The Company will pay all of the expenses incident to the offering and sale of the Common Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

                          DESCRIPTION OF COMMON SHARES

COMMON SHARES

     The authorized capital stock of the Company consists of 10,000,000 Common Shares, no par value. At September 15, 1996, 4,642,237 shares were issued and outstanding and were held of record by approximately 410 persons. The Company estimates there were approximately 1100 beneficial holders of its Common Shares as of September 15, 1996. The Common Shares of the Company are listed on the American Stock Exchange and The Pacific Stock Exchange under the symbol "AMS."

     Each Common Share has the same rights, privileges and preferences as every other share and will share equally in the Company's net assets upon liquidation or dissolution. The Common Shares have no conversion or redemption rights or sinking fund provisions. All Common Shares outstanding are, and all Common Shares issued upon exercise of outstanding warrants and options will be, validly issued, fully paid and non-assessable. The Common Shares have no preemptive rights. Shareholders are entitled to one vote for each share owned on all matters submitted to the shareholders and have the right, subject to certain conditions, to elect to cumulate their votes in the election of directors. Shareholders are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The Company did not pay dividends in 1993, 1994 or 1995 and does not intend to pay dividends in the near future. The Company is a party to various financing agreements that prohibit the declaration of dividends on the Common Shares. See "Risk Factors -- Inability of Company to Pay Dividends."

     The transfer agent and registrar for the Common Shares is American Stock Transfer & Trust Company, New York, New York.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Shares offered hereby will be passed upon for the Company by Sidley & Austin, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements and schedule of American Shared Hospital Services at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which report contains an explanatory paragraph with respect to the substantial doubt surrounding the Company's ability to continue as a going concern mentioned in Note 1 to the consolidated financial statements. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE COMMON SHARES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
Risk Factors..........................     4
The Company...........................     7
Financial Restructuring...............     8
Use of Proceeds.......................     9
Determination Of Offering Price.......     9
Selling Securityholders...............    10
Plan of Distribution..................    11
Description of Common Shares..........    12
Legal Matters.........................    12
Experts...............................    12


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                AMERICAN SHARED

                               HOSPITAL SERVICES

                            2,679,047 COMMON SHARES
                         ------------------------------

                                   PROSPECTUS

                         ------------------------------

                                OCTOBER   , 1996
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of all fees and expenses in connection with the distribution of the securities being registered pursuant to this Registration Statement, all of which fees and expenses will be paid by the Registrant:

    Securities and Exchange Commission registration fee......................  $ 1,328.00
    Blue Sky fees and expenses...............................................  $ 2,000.00*
    Printing.................................................................  $ 5,000.00*
    Accountants' fees and expenses...........................................  $20,000.00*
    Legal fees and expenses..................................................  $35,000.00*
    Miscellaneous............................................................  $ 1,672.00*
              Total..........................................................  $65,000.00*

---------------
* Estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 204(10) of the California General Corporation Law ("GCL") permits the inclusion in the articles of incorporation of a California corporation of a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. The foregoing provision is subject to certain qualifications set forth in the GCL including, without limitation, that such provision may not limit or eliminate liability of directors for (i) intentional misconduct, (ii) transactions from which a director derived an improper personal benefit, (iii) reckless disregard of the director's duties, and (iv) an unexcused pattern of inattention. The Company's Articles of Incorporation, as amended, contains an article eliminating the liability of the directors for monetary damages to the fullest extent permissible under California law.

     Section 317 of the GCL permits the indemnification of officers, directors, employees and agents of California corporations. Article Fifth, Section 2, of the Company's Articles of Incorporation, as amended, provides that the Registrant is authorized to provide indemnification to its agents in excess of the indemnification otherwise permitted by Section 317 of the GCL.

     Article IX, Section 7, of the Bylaws of the Company contains the following indemnification provision:

     Section 7. Indemnification of Corporate Agents; Purchase of Liability Insurance. (a) The Corporation shall, to the maximum extent permitted by the General Corporation Law of the state of California, and as the same may from time to time be amended, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which such person was or is a party or is threatened to be made a party arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 7, an "agent" of the Corporation includes any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, and includes an action or proceeding by or in the right of the Corporation to procure a judgment in its favor; and "expenses" includes attorneys' fees and any expenses of establishing a right to indemnification under this subdivision (a).

     (b) The Corporation shall, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 7.

     Each of the directors of the Corporation has entered into an Indemnification Agreement with the Company pursuant to which the Company is, subject to the limitations in the following sentence, obligated to indemnify the directors to the fullest extent provided by law, notwithstanding such indemnification not specifically being provided in the Company's Articles, Bylaws or by statute. The Company is not obligated under the Indemnification Agreement to indemnify directors for the following: acts or omission or transactions from which a director may not be relieved from liability under
Section 204 of the California General Corporation Law, a proceeding or action instituted by an appropriate bank regulatory agency, claims initiated by such director except with respect to proceedings to enforce a right of indemnification unless the Board has approved the initiation or bringing of such suit, a proceeding instituted by a director to enforce the Indemnification Agreement which is found by a court of competent jurisdiction to be not in good faith or frivolous, insured claims or claims under Section 16(b) of the Securities Exchange Act of 1934.

     For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16. EXHIBITS

     The following exhibits are filed herewith:


EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  5.1    Opinion of Sidley & Austin regarding legality of certain securities being registered.
 23.1    Consent of Ernst & Young LLP.
 23.2    Consent of Sidley & Austin, incorporated by reference to Exhibit 5.1 to this
         Registration Statement.



ITEM 17. UNDERTAKINGS


     a. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     b. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     c. The undersigned registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, state of California on this 15th day of October, 1996.


                                          AMERICAN SHARED HOSPITAL SERVICES


                                          By: /s/  Ernest A. Bates

                                            ------------------------------------
                                            Ernest A. Bates, M.D.
                                            Chairman of the Board and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



              SIGNATURE                             TITLE                       DATE
-------------------------------------    ----------------------------    -------------------
/s/  Ernest A. Bates                     Chairman of the Board           October 15, 1996
-------------------------------------    and Chief Executive Officer
Ernest A. Bates, M.D.
                                         Director and Secretary
-------------------------------------
Willie R. Barnes
/s/  Matthew Hills*                      Director                        October 15, 1996
-------------------------------------
Matthew Hills
/s/  John F. Ruffle*                     Director                        October 15, 1996
-------------------------------------
John F. Ruffle
/s/  Stanley S. Trotman, Jr.*            Director                        October 15, 1996
-------------------------------------
Stanley S. Trotman, Jr.
/s/  Augustus A. White*                  Director                        October 15, 1996
-------------------------------------
Augustus A. White, III, M.D.
                                         Director
-------------------------------------
Charles B. Wilson, M.D.
/s/  Craig K. Tagawa*                    Chief Financial Officer         October 15, 1996
-------------------------------------    (Principal Accounting
Craig K. Tagawa                          Officer)



* Executed by attorney-in-fact pursuant to power of attorney granted September 26, 1996.



                                         /s/ Ernest A. Bates





                                          --------------------------------------


                                          Ernest A. Bates, M.D.


                                          Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT                                                                             SEQUENTIAL
NUMBER                             EXHIBIT DESCRIPTION                              PAGE NUMBER
------   -----------------------------------------------------------------------    -----------
 5.      Opinion of Sidley & Austin regarding legality of securities being registered.............................................................
23.1     Consent of Ernst & Young LLP. .........................................
23.2     Consent of Sidley & Austin, incorporated by reference to Exhibit 5.1 to this Registration Statement. ..........................................